Exhibit 10.1

First Amendment to Contribution Agreement

November 13, 2013

This document amends that certain Contribution Agreement (the “Agreement”) among Talon Real Estate Holding Corp., a Utah corporation previously known as Guide Holdings, Inc. (the “Company”), First Tracks LLC and the parties listed on Schedule A, dated as of June 7, 2013.  Pursuant to Section 6.4 of the Agreement, the undersigned hereby replace Schedule A to the Agreement with Schedule A attached hereto.

This document is effective as of the date first set forth above:

TALON REAL ESTATE HOLDING CORP.

By:	/s/ Matthew G. Kaminski
Matthew G. Kaminski
Chief Executive Officer

FIRST TRACKS LLC

By:	/s/ Brenda H. Kaminski
Brenda H. Kaminski
Chief Manager

Schedule A

Contributor	Property Contributed(1)	Common Stock(2)
1242 Investments, LLC	490,000	490,000
3-2-1 Partner, Ltd.	130,000	130,000
Conception Capital, LLC	490,000	490,000
Eun Stowell	85,000	85,000
First Tracks LLC	7,000,000	7,000,000
First Tracks, LLC Irrevocable Trust FBO Mikhail Gregory Kaminski	500,000	500,000
First Tracks, LLC Irrevocable Trust FBO Kylie Elizabeth Kaminski	500,000	500,000
First Tracks, LLC Irrevocable Trust FBO Katrina Johanna Kaminski	500,000	500,000
First Tracks, LLC Irrevocable Trust FBO Colette Christine Kaminski	500,000	500,000
Gina Lee	20,000	20,000
Jessica Fitch	25,000	25,000
Reger Gas Investments, LLC	490,000	490,000
Sankovitz & Sankovitz, LLP	100,000	100,000
Total	10,830,000	10,830,000

Notes:

(1) Property Contributed consists of membership units in Transferred Entity.

(2) Common Stock consists of the shares of common stock to be received by the Contributor.